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                                                                     EXHIBIT 5.1


                            PILLSBURY MADISON & SUTRO LLP
                                    P.O. BOX 7880
                               SAN FRANCISCO, CA 94120
                                 Tel: (415) 983-1000
                                 Fax: (415) 983-1200

                                        November 5, 1997



Track 'n Trail
4961-A Windplay Drive
El Dorado Hills, CA 95762


    Re:  Registration Statement on Form S-8 -- 1997 Employee Stock Purchase Plan


Gentlemen:

    With reference to the Registration Statement on Form S-8 to be filed by Track 'n Trail, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 150,000 shares of the Company's Common Stock issuable pursuant to the Company's 1997 Employee Stock Purchase Plan (the "Plan"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                       Very truly yours,

                                       /s/ PILLSBURY MADISON & SUTRO LLP


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